UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 23, 2015, Mad Catz, Inc. (“MCI”), a wholly-owned subsidiary of Mad Catz Interactive, Inc. (the “Company”), entered into an Amendment (the “Amendment”) to its Fourth Amended and Restated Loan Agreement (as amended, the “Loan Agreement”) between MCI and Wells Fargo Capital Finance, LLC (“Wells Fargo”). The Amendment extends the expiration of Loan Agreement to July 31, 2016, and adjusts the monthly EBITDA requirement contained in the Loan Agreement for the months of May 2015 through June 2016. Wells Fargo also provided a waiver of default related to the March 31, 2015 and April 30, 2015 EBITDA requirement, as the Company’s EBITDA for the trailing twelve months ended March 31, 2015 and April 30, 2015 was lower than the required threshold.

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On June 25, 2015, the Company issued a press release announcing its financial results for its fiscal year ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated June 25, 2015, issued by Mad Catz Interactive, Inc. , furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015	MAD CATZ INTERACTIVE, INC.

	By:	/s/ KAREN MCGINNIS
Name: Karen McGinnis
Its: Chief Financial Officer